Exhibit (h)(8)


          AMENDMENT No. 1 to the TRANSFER AGENCY AND SERVICE AGREEMENT

         This AMENDMENT NO. 1 is made as of June 11, 2002 to that certain TRANSFER AGENCY AND SERVICE AGREEMENT (together with the exhibits attached here and thereto, this "Agreement"), dated October 2, 1989 by and between SCUDDER U.S. TREASURY MONEY FUND (the "Company") and SCUDDER SERVICE CORPORATION, a Massachusetts corporation (the "Agent").

         WHEREAS, the U.S. Congress has enacted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as may be amended from time to time, and all regulations promulgated pursuant thereto (collectively, the "USA PATRIOT Act") and the Bank Secrecy Act, as amended, and the regulations promulgated pursuant thereto (collectively, the "BSA"), to require open-end mutual funds to develop anti-money laundering compliance programs and procedures ("AML Program");

         WHEREAS, the Company has no employees, and account openings and dealings with shareholders are maintained by the Agent as they relate to the Company pursuant to the Agreement;

         WHEREAS, the Company has adopted an AML Program to comply with the USA PATRIOT Act and the BSA which require agreements with certain third parties to be amended; and

         WHEREAS, the parties have agreed to amend the Agreement in accordance with Article 10, Section 10.01 to comply with the Company's AML Program and the USA PATRIOT Act and the BSA.

         NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

         1. Article 1, Section 1.02(a)(x) is hereby replaced in its entirety with the following:

                  (x) Maintain records of account for and advise the Company and its Shareholders as to the foregoing, create and maintain true and complete books and records as required for the Company by the USA PATRIOT Act and the BSA, and establish and implement an Anti-Money Laundering Program, as defined in
                           Section 352 of the USA PATRIOT Act;

         2. Article 6, Section 6.04 is hereby replaced in its entirety with the following:

                  6.04. The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable, provided all records required to be created and maintained under the USA PATRIOT Act and BSA shall be in the form and manner prescribed by U.S. Department of Treasury's Financial Crimes Enforcement Network ("FinCEN") and the Securities and Exchange Commission ("SEC"), as the case may be. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, (the "Act") and the Rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder and those records that the Company and the Agent agree from time to time to be the records of the Company are the property of the Company and will be preserved, maintained and made available in accordance with the USA PATRIOT Act, the BSA, the Acts, and all rules and regulations promulgated thereunder Section and Rules, and will be surrendered promptly to the Company on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that the Agent has maintained such a record only in paper form.

         3. Article 6, Section 6.06 is hereby replaced in its entirety with the following:

                  6.06. In case of any requests or demands for the inspection of the Shareholders records of the Company the Agent will endeavor to notify the Company and to secure instructions from an authorized officer of the Company as to such inspection. The Agent reserves the right, however, to exhibit the Shareholders records to any person whenever it is reasonably advised by its counsel that it may be held liable for the failure to exhibit the Shareholders records to such person. Notwithstanding the foregoing, all books and records shall be made available, for inspection and copying, to the FinCEN and the SEC as may be requested pursuant to the USA PATRIOT Act and the BSA.

         4.       The following is hereby inserted as a new Section 6.09 to
                  Article 6:

                  6.09. The Agent agrees to comply with the provisions of the USA PATRIOT Act and the BSA, as they relate to the Company. In addition to the usual and ordinary services specifically set forth in Article 1, the Agent shall perform the services necessary to ensure that the Company is in compliance with the USA PATRIOT Act and the BSA, including but not limited to implementing policies and procedures, maintaining books and records and responding to requests for information pursuant to the USA PATRIOT Act and the BSA.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

[SEAL]                              SCUDDER U.S. TREASURY MONEY FUND

                                    By:     /s/John Millette
                                            ----------------------------------
                                            John Millette
                                            Vice President


[SEAL]                              SCUDDER SERVICE CORPORATION

                                    By:     /s/William F. Glavin
                                            ----------------------------------
                                            William F. Glavin
                                            President

                            PREMIUM SHARING AGREEMENT
                            -------------------------


         THIS PREMIUM SHARING AGREEMENT (the "Agreement") is made as of September 30, 2001, by and among the investment companies listed as signatories on Schedule A to this Agreement (the "Funds") and Zurich Scudder Investments, Inc. ("Zurich Scudder"), acting on its own behalf and on behalf of certain of its incorporated and unincorporated affiliates or benefit plans identified by an asterisk on Schedule A to this Agreement (individually hereinafter referred to as an "Affiliate" or collectively as "Affiliates") (sometimes individually hereinafter referred to as a "party" or collectively as "parties").

         WHEREAS, Zurich Scudder and certain Affiliates act as investment adviser, administrator and/or underwriter to each of the Funds and may from time to time hereafter act in the same capacity with respect to other investment companies and also supervise the handling and settlement of claims under joint fidelity bonds and liability insurance policies purchased for the protection of Zurich Scudder and its Affiliates and the Funds;

         WHEREAS, the Funds, Zurich Scudder and the Affiliates have been named as Insureds under at least one of the following policies: (i) joint insured fidelity bonds (hereinafter referred to individually as a "Bond" and collectively as the "Bonds") as may be approved, from time to time, by the Funds' respective Boards of Directors/Trustees (hereinafter referred to individually as a "Board" and collectively as the "Boards"), and (ii) directors and officers/errors and omissions insurance policies and such other insurance policies as may be approved from time to time by the Funds' respective Boards (hereinafter referred to individually as a "Policy" and collectively as the "Policies");

         WHEREAS, ICI Mutual Insurance Company ("ICI") requires, as a condition to issuing its Bond and Policy (the "ICI Bond and Policy"), that its Insureds furnish a Letter of Credit in an amount determined by the ICI;

         WHEREAS, the parties have appointed Zurich Scudder as their agent to procure the Letter of Credit and to establish (i) the criteria by which all costs of the Letter of Credit shall be allocated among the parties covered by the ICI Bond and/or Policy and (ii) the parties' respective obligations to reimburse Zurich Scudder for any draws by ICI on the Letter of Credit and for any expenses Zurich Scudder incurs as agent in connection with the Letter of Credit;

         WHEREAS, the parties desire to establish further (i) the criteria by which the premiums for the Bonds and the Policies shall be allocated among the parties, (ii) the basis on which additional investment companies for which Zurich Scudder or its affiliates may hereafter act as investment adviser may be added as named Insureds under the Bonds and the Policies, (iii) the criteria by which recoveries under the Bonds and the Policies shall be allocated among the parties covered under same, and (iv) the manner in which Zurich Scudder will report to the Funds' respective Boards information about claims and recoveries under any of the Bonds and Policies;

         NOW, THEREFORE, it is agreed as follows:

         1. Zurich Scudder shall pay, on behalf of itself and the Affiliates, a percentage of the premium for the Bonds and for the Policies as shall be mutually agreed upon among Zurich Scudder and the Funds. From time to time, adjustments may be made to the percentage of the premiums paid by Zurich Scudder by mutual agreement among Zurich Scudder and the Funds. Each Fund shall pay a portion of the balance of the premium of each Bond or Policy under which it is covered, which portion shall be determined as of a specified date, which date shall be the same for all Funds, by calculating the proportion of net assets of a Fund on said date to the aggregate net assets of all of the Funds on said date and applying said proportion to the balance of the respective premium, unless the parties determine that it would be more equitable for certain Funds to pay a different amount. From time to time, adjustments may be made by mutual agreement of the Funds to the portion of the balance of the premiums theretofore paid by a Fund, based on a subsequent change or changes in the net assets of one or more Funds or the addition or withdrawal of a Fund or Funds pursuant to this Agreement.

         2. If each of the insurers issuing either a Bond or a Policy (the "Insurers") is willing, with or without additional premium, to add, as an Insured under a Bond and/or Policy, any investment company not listed as a signatory to this Agreement for which Zurich Scudder or an Affiliate thereof is investment adviser, administrator or underwriter, which investment company may be included in the Bond pursuant to Rule 17g-1(b) under the Investment Company Act of 1940, as amended (the "Act"), if applicable, or to add, as an Insured under a Bond and/or Policy, any affiliate of Zurich Scudder, the Funds and Zurich Scudder agree (a) that such addition may be made provided that the non-interested directors or trustees of the Funds covered by the Bond and/or Policy shall approve such addition and (b) that such additional entity may become a party to this Agreement and be included within the terms "Fund" or "party", provided that in each case such entity shall have executed and delivered to the Fund and Zurich Scudder its written agreement to become a party hereto and to be bound by the terms of this Agreement.

         3. In the event that the claims of loss of two or more Insureds under a Bond or a Policy are so related that the Insurers are entitled to assert that the claims must be aggregated, or in the event that the aggregate recovery by two or more Insureds under a Bond or a Policy is less than the aggregate loss incurred by the Insureds that gave rise to the claims, the following rules shall determine, as among the claimants, the priority of satisfaction of the claims under the Bond or Policy:

         A. Neither Zurich Scudder nor any Affiliate, if a claimant, shall receive any portion of the proceeds with respect to a claim under a Bond until each Fund claimant with respect to the same claim shall have received the lesser of (i) proceeds equal to the full amount of its claim or (ii) the amount which it would have received had it provided and maintained a single insured bond with a minimum coverage which such Fund would have been required to carry by Rule 17g-1(d) under the Act at the time the claim arose. When either condition has been fulfilled, Zurich Scudder and any Affiliate may participate in the proceeds on the same basis as a Fund claimant.

         B. With respect to claims under any of the Policies, the proceeds of such claims shall be allocated first to any claims made by disinterested trustees/directors of the Funds for which indemnification is for any reason not available and the balance of the proceeds shall be allocated as follows: (i) between or among Zurich Scudder and any Affiliate, as one party, and each Fund, each as a party, the parties shall share equally in the proceeds up to the amount of their respective claims; or (ii) between or among each Fund, the parties shall share equally in the proceeds up to the amount of their respective claims.

         4. Zurich Scudder as agent for each party covered under the ICI Bond and Policy has procured the Letter of Credit on the terms set forth in the Standby Letter of Credit Application and Agreement. Zurich Scudder agrees to pay all costs and expenses of the Letter of Credit as agent for the covered Funds but shall be liable therefor as principal only to the extent of the same percentage of such costs and expenses as the percentage of the applicable premium or premiums which it is required to pay hereunder. In the event that ICI shall draw on the Letter of Credit, Zurich Scudder shall reimburse the issuer of the Letter of Credit in full as agent for the covered Funds, but shall be liable therefore as principal only to the extent of the same percentage of such draw as the percentage of the applicable premium or premiums which it is required to pay hereunder. Each covered Fund hereby authorizes Zurich Scudder to be reimbursed by the Fund for the Fund's share of all costs and expenses, which share shall be determined by Zurich Scudder as of a specified date that is the same for all Funds by calculating the proportion which the net assets of such Fund on said date bears to the aggregate of the net assets of all of the covered Funds on said date and applying said proportion to the balance of such costs and expenses or the reimbursement of the amount drawn on the Letter of Credit, as the case may be, after deducting the portion for which Zurich Scudder is liable as principal.


         5. Zurich Scudder shall provide, on a quarterly basis, a report to the Funds' respective Boards which shall include:

                  (i) a description of any claim made during the preceding calendar quarter under any of the Bonds;

                  (ii) a description of any claim made during the preceding calendar quarter under any of the Policies; and

                  (iii) a description of the current status of any matter previously reported by Zurich Scudder to the Funds' respective Boards pursuant to this Section 5.

         Notwithstanding the foregoing, Zurich Scudder shall provide immediate notice to the Funds' respective Boards of any claim made under any Policy if, in Zurich Scudder's reasonable judgment, the probable ultimate cost of the claim, including costs of defense, exceeds $10 million.

         6. This Agreement shall become effective as of the date first above written, and shall remain in full force and effect with respect to the Bonds during the effective period of the Bonds as specified therein and with respect to the Policies during the effective period of the Policies as specified therein. Any party may withdraw from this Agreement and the Bonds and Policies upon sixty (60) days' written notice to each of the other parties and the Securities and Exchange Commission in accordance with Rule 17g-1 under the Act, if applicable. The withdrawing party shall be entitled to receive its proportionate share of any premium refund received from the Insurer.

         7. The obligations of the Funds which are organized as Massachusetts business trusts, or any other investment company organized as a Massachusetts business trust which may be added pursuant to Section 2 under this Agreement, are not binding upon any of the trustees or holders of shares of beneficial interest of any such trust individually, but bind only the respective trust estate of each.

         This Agreement shall supersede all prior premium sharing agreements entered into among the Funds and Zurich Scudder, acting on its own behalf and on behalf of its Affiliates. Notwithstanding the foregoing, claims made under a Bond or Policy during a period prior to the effective date of this Agreement (and any recoveries related to any such claims) shall be subject to the terms of the premium sharing agreement in effect during that period.


         IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their officers, as appropriate, hereunto duly authorized all as of the day and year first above written.

                                                                      Schedule A

      Scudder Investments Marketing Services, Inc.
      Zurich Scudder Insurance Agency of Alabama, Inc. (formerly ZKI Agency of Alabama, Inc.)
      Scudder Financial Services Inc.
      SS&C Overseas Corporation
      Scudder Investor Services, Inc.
      Scudder Service Corporation
      Scudder Trust Company (dba Zurich Scudder Trust Company)
      Scudder Realty Advisors, Inc.
      Scudder Fund Advertising, Inc.
      Scudder Insurance Agency of Massachusetts, Inc.
      Scudder Insurance Agency of New York, Inc.
      Scudder Insurance Agency of California, Inc.
      AARP Scudder Financial Management Company
      Scudder Fund Accounting Corp.
      Scudder Realty Holdings Corporation
      The Scudder Charitable Foundation
      Scudder Capital Asset Corporation
      Scudder Capital Planning Corporation
      SS&C Investment Corporation
      SIS Investment Corporation
      SRV Investment Corporation
      Scudder Defined Contribution Services, Inc.
      Scudder Realty Holdings (II) L.L.C.
      Scudder, Stevens & Clark Corporation
      Scudder Investments Service Company (formerly Kemper Service Company) Scudder Distributors, Inc. (formerly Kemper Distributors, Inc.)
      Zurich Kemper Investments, Inc.
      Zurich Investment Management, Inc.
      Zurich Scudder Insurance Agency, Inc. (formerly ZKI Agency, Inc.) Scudder Capital Stock Corporation
      Zurich Scudder Investments, Inc. Omnibus Welfare Benefit Plan
      Zurich Scudder Investments, Inc. Defined Benefit Plan and Trust
      Scudder, Stevens, and Clark Supplemental Retirement Income Plan
      Scudder Kemper Investments, Inc. Profit Sharing and 401(k) Plan
      Scudder, Stevens & Clark Dependent Care Assistance Plan
      Kemper Corporation Cafeteria Benefit Plan
      Zurich Scudder Investments, Inc. Money Purchase Plan
      Kemper Corporation General Benefit Plan
      Zurich Insurance Company
      Zurich Kemper Investments, Inc. Supplemental Profit Sharing Plan
      Kemper Distributors, Inc. Supplemental Profit Sharing Plan
      Zurich Kemper Value Advisors, Inc. Supplemental Profit Sharing Plan Zurich Kemper Service Company Supplemental Profit Sharing Plan
      Zurich Investment Management, Inc. Supplemental PSP
      Zurich Scudder Excess Retirement Plan
      Global/International Fund, Inc.
      Investment Trust
      Scudder Cash Investment Trust
      Scudder Funds Trust

      Scudder Income Trust
      Scudder International Fund, Inc.
      Scudder Money Market Trust
      Scudder Municipal Trust
      Scudder Mutual Funds, Inc.
      Scudder Pathway Series
      Scudder Portfolio Trust
      Scudder Securities Trust
      Scudder State Tax Free Trust
      Scudder Tax Free Money Fund
      Scudder Tax Free Trust
      Scudder U.S. Treasury Money Fund
      Scudder Variable Series I
      Value Equity Trust
      The Argentina Fund, Inc.
      The Brazil Fund, Inc.
      The Korea Fund, Inc.
      Montgomery Street Income Securities, Inc.
      Scudder Global High Income Fund, Inc.
      Scudder New Asia Fund, Inc.
      Scudder Aggressive Growth Fund
      Scudder Blue Chip Fund
      Scudder Equity Trust
      Scudder Floating Rate Fund
      Scudder Growth Fund
      Scudder High Yield Series
      Scudder International Research Fund, Inc.
      Scudder Investors Trust
      Scudder New Europe Fund, Inc.
      Scudder Portfolios
      o Scudder Cash Reserves Fund
      Scudder Small Capitalization Equity Fund
      Scudder State Tax-Free Income Series:
      o Scudder California Tax-Free Income Fund
      o Scudder Florida Tax-Free Income Fund
      o Scudder New York Tax-Free Income Fund
      Scudder Strategic Income Fund
      Scudder Target Equity Fund
      Scudder Technology Fund
      Scudder Total Return Fund
      Scudder U.S. Government Securities Fund
      Scudder Focus Value Plus Growth Fund
      Scudder Value Series, Inc.
      Scudder Variable Series II:
      o Scudder Aggressive Growth Portfolio
      o Scudder Blue Chip Portfolio
      o Scudder Contrarian Value Portfolio
      o Scudder Global Blue Chip Portfolio
      o Scudder Government Securities Portfolio
      o Scudder Growth Portfolio

      o Scudder High Yield Portfolio
      o Scudder International Research Portfolio
      o Scudder Investment Grade Bond Portfolio
      o Scudder Money Market Portfolio
      o Scudder New Europe Portfolio
      o Scudder Small Cap Growth Portfolio
      o Scudder Small Cap Value Portfolio
      o Scudder Strategic Income Portfolio
      o Scudder Technology Growth Portfolio
      o Scudder Total Return Portfolio
      o Scudder Focus Value+Growth Portfolio
      o SVS Dreman Financial Services Portfolio
      o SVS Dreman High Return Equity Portfolio
      o SVS Focused Large Cap Growth Portfolio
      o SVS Growth and Income Portfolio
      o SVS Growth Opportunities Portfolio
      o SVS Index 500 Portfolio
      o SVS Dynamic Growth Portfolio
      o SVS Mid Cap Growth Portfolio
      o SVS Strategic Equity Portfolio
      o SVS Venture Value Portfolio
      Cash Account Trust
      Cash Equivalent Fund
      Investors Cash Trust
      Investors Municipal Cash Fund
      Tax-Exempt California Money Market Fund
      Zurich Money Funds:
      o Zurich Money Market Fund
      o Zurich Government Money Fund
      o Zurich Tax-Free Money Fund
      Zurich YieldWise Funds:
      o Zurich YieldWise Money Fund
      o Zurich YieldWise Government Money Fund
      o Zurich YieldWise Municipal Money Fund
      Scudder High Income Trust
      Scudder Intermediate Government Trust
      Scudder Multi-Market Income Trust
      Scudder Municipal Income Trust
      Scudder Strategic Income Trust
      Scudder Strategic Municipal Income Trust